EXHIBIT 99.1

Cyberkinetics Receives FDA Response Letter on Andara(TM) OFS(TM) System for Acute Spinal Cord Injury

FOXBOROUGH, Mass., Dec 11, 2007 (BUSINESS WIRE) -- Cyberkinetics Neurotechnology Systems, Inc. (OTCBB: CYKN; "Company;" "Cyberkinetics"), announced today that it has received a letter from the U.S. Food and Drug Administration (FDA) requesting additional analyses and data regarding its Humanitarian Device Exemption (HDE) marketing application for the Andara(TM) OFS(TM) (Oscillating Field Stimulator) System, a nerve growth stimulator designed as a treatment for acute spinal cord injuries. Based on the FDA's request for additional data and analyses, the Company now expects that approval of its Andara(TM) OFS(TM) System for the treatment of acute spinal cord injury may be delayed until at least the first half of 2008.

The Andara(TM) OFS(TM) System is intended as a treatment option for people with acute spinal cord injuries. The device is designed to be implanted in patients within 18 days following a spinal cord injury to stimulate nerves to grow across the area of injury. Though the device is removed after 15 weeks of treatment, improvement in both sensory and motor function may continue for months, even years, as nerves form new connections to transmit information to and from the brain.

"The FDA has identified additional information related to our clinical and engineering data that we must provide prior to completion of their review of the Andara(TM) OFS(TM) HDE," stated Timothy R. Surgenor, Cyberkinetics' President and Chief Executive Officer. "We look forward to working with the FDA over the coming weeks to fully understand their requirements. We believe that we can provide the information that the FDA has requested in an additional amendment to our HDE application in early 2008.

"We are reminded daily by surgeons at leading treatment centers of the catastrophic physical, emotional and financial consequences of spinal cord injury - underscored by the lack of effective treatment alternatives. Cyberkinetics is committed to moving as quickly as possible to bring the Andara(TM) OFS(TM) device to the market," Surgenor added.

About Cyberkinetics Neurotechnology Systems, Inc.

Cyberkinetics Neurotechnology Systems, Inc., a leader in the neurotechnology industry, is developing neural stimulation, sensing and processing technology to improve the lives of those with severe paralysis resulting from spinal cord injuries, neurological disorders and other conditions of the nervous system. Cyberkinetics' product development pipeline includes: Andara(TM) OFS(TM) Therapy for acute spinal cord injury, an investigative device designed to stimulate nerve repair and restore sensation and motor function; the BrainGate System, an investigative device designed to provide communication and control of a computer, assistive devices, and, ultimately, limb movement; and a pilot program in the detection and prediction of seizures due to epilepsy. Additional information is available at Cyberkinetics' website at www.cyberkinetics.com.

Forward-Looking Statements

This announcement contains forward-looking statements, including statements about Cyberkinetics' product development plans and progress, potential development of proprietary inventions and benefits that may be realized by certain research programs. Such statements may be considered "forward-looking" within the meaning of the United States Private Securities Litigation Reform Act of 1995. You can identify these statements by the use of words like "may," "will," "could," "should," "project," "believe," "anticipate," "expect," "plan," "estimate," "forecast," "potential," "intend," "continue" and variations of these words or comparable words. These statements are subject to known and unknown risks and uncertainties that may cause actual future experience and results to differ materially from the statements made. Forward-looking statements include, but are not limited to, statements concerning our future expectations, plans, prospects and future operating results as well as projections of cash and marketable securities and sufficiency of funding for capital expenditures. Actual results may differ materially from those indicated by these forward-looking statements as a result of various factors including risks related to: our ability to secure regulatory approval for our products; our access to additional capital; our ability to obtain additional funding to support our business activities; our dependence on third parties for development, manufacture, marketing, sales and distribution of our products; our development of products; our ability to obtain and maintain patent protection for our discoveries and products; and our limited operating history; as well as those risks more fully discussed in the "Risk Factors" section of the Company's Registration Statement on Form 10-KSB filed with the SEC on April 2, 2007, and our other public documents filed with the SEC. In addition, any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date.

SOURCE: Cyberkinetics Neurotechnology Systems, Inc.

Cyberkinetics Contact:
Elizabeth A. Razee, 508-549-9981, Ext. 109
Manager, Corporate Communications
erazee@cyberkineticsinc.com
or
Berry & Company Public Relations Contact:
Bill Berry, 212-253-8881, Ext. 21
bberry@berrypr.com